EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

COPsync, Inc.

We consent to the use in this Registration Statement on Form S-1 (Amendment #1) of our report dated March 31 2015, with respect to the financial statements of COPsync, Inc. appearing in the Preliminary Prospectus, which is part of this Registration Statement.

We also consent to the reference to our firm under the caption “Experts”

/s/PMB Helin Donovan, LLP

Dallas, Texas
October 8, 2015